                                  EXHIBIT B


                           NOTE EXCHANGE AGREEMENT

     THIS AGREEMENT, dated as of June 5, 1997, is by and among MURDOCK COMMUNICATIONS CORPORATION, an Iowa corporation (the "Company"), BERTHEL FISHER & COMPANY LEASING, INC. ("BFCL"), BERTHEL FISHER & COMPANY ("BFC") and T. J. BERTHEL INVESTMENTS, L.P. ("TJB") (BFCL, BFC and TJB are collectively referred to as the "Investors").


                                  RECITALS


     A. BFCL is the holder of a $750,000 term note issued by the Company dated January 31, 1997, and each of BFC and TJB is the holder of a $500,000 promissory note issued by the Company dated December 31, 1996 (together, the "Notes").


     B. The Company desires to purchase, and BFCL, BFC and TJB desire to sell the Notes in exchange for shares of the Company's common stock (the "Shares").


                                  AGREEMENTS

     In consideration of the recitals and the mutual agreements set forth below, the parties agree:


I.   Purchase of Notes.

        (a) Purchase of Notes. The Company agrees to purchase from BFCL, BFC and TJB, and each such Investor agrees to sell to the Company, the Notes in exchange for, in the aggregate, 465,625 Shares.

        (b) Issuance of Stock; Surrender of Notes. Upon receipt of the Notes, marked "paid in full," the Company agrees to issue the Shares to the Investors, allocated as set forth on Exhibit A.

        (c) Adjustment Shares. If the "Adjustment Price" (as defined below) is less than $4.00, additional Shares (the "Adjustment Shares") will be issued to the Investors within ten business days after the end of the 90-day period beginning on the effective date of the Company's registration statement covering the Shares (the "Effective Date"). "Adjustment Price" means the lowest average closing bid price of the Shares during any period of 30 consecutive days during the period beginning on the date of this Agreement and ending 90 days after the Effective Date. If the Adjustment Price is $4.00 or greater, no Adjustment Shares will be issued. The maximum number of Adjustment Shares that may be issued is 187,067 Shares.


           (i) Adjustment Shares Issued to BFCL. The Adjustment Shares to be issued BFCL shall be the lesser of (1) 129,375 or (2) (862,500/Adjustment Price) less 215,625.


           (ii) Adjustment Shares Issued to BFC. The Adjustment Shares to be issued BFC shall be the lesser of (1) 28,846 or (2) (500,000/Adjustment Price) less 125,000.


                             Page 15 of 19 Pages

           (iii) Adjustment Shares Issued to TJB. The Adjustment Shares to be issued TJB shall be the lesser of (1) 28,846 or (2) (500,000/Adjustment Price) less 125,000.

     II. Representations and Warranties of the Company. In order to induce the Investors to enter into and perform their obligations under this Agreement, the Company makes the following representations and warranties:


        (a) Existence and Rights. The Company is a corporation duly organized and validly existing under the laws of the State of Iowa. The Company has the corporate power and authority to enter into and perform this Agreement. The execution and performance of this Agreement by the Company have been duly authorized.


        (b) The Shares. The Shares issuable to the Investors under this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.


     III. Representations and Warranties of the Investors. In order to induce the Company to enter into and perform its obligations under this Agreement, each Investor severally and individually makes the following representations and warranties:


        (a) Existence and Rights. Such Investor is a limited partnership or corporation, as applicable, duly organized and validly existing under the laws of its jurisdiction or organization. Such Investor has the requisite power and authority to enter into and perform this Agreement. The execution and performance of this Agreement by such Investor have been duly authorized.


        (b) Ownership. The Note to be sold to the Company by such Investor is owned beneficially and of record by the Investor and will transferred to the Company by the Investor free and clear of any lien, charge, encumbrances, security interest, pledge or other restriction.


        (c) Accredited Investor. Except for TJB, the Investor is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each Investor is an entity which has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and able to bear the substantial economic risks of such an investment. The Investor has relied on consultations with the Investor's legal, financial and tax advisors with respect to this Agreement, and its investment in the Company, and has reviewed the information set forth in the Company's prospectus dated October 21, 1996 and all reports filed by the Company under the Securities Exchange Act of 1934 with the Securities and Exchange Commission (the "SEC"), receipt of which are hereby acknowledged. The Investor has not relied upon any statements or representations of the Company with respect to its investment in the Company, except as specifically set forth in this Agreement. The Shares will not be sold or transferred by the Investor in violation of the Securities Act or any state or other jurisdiction's securities laws. The Investor is aware that the Shares have not been registered under the Securities Act or any state or other jurisdiction's securities laws, that they must be held indefinitely unless subsequently registered or an exemption from such registration is available. The Investor is aware that any exemption from the registration requirements of the Securities Act pursuant to Rule 144 promulgated thereunder is not presently available. The Investor confirms that the Company has made available to the Investor the opportunity to ask questions of its officers and to acquire such additional information about the business and financial condition of the Company as the


                             Page 16 of 19 Pages

Investor has requested, which additional information, if so requested, has been satisfactorily received.


     IV.  Registration.


          (a) Shelf Registration. The Company will file a shelf registration statement with the SEC covering the resale by the Investors of up to 652,692 Shares no later than July 10, 1997. The Company will use its best efforts to cause such shelf registration statement to be effective no later than November 1, 1997. In connection with such registration, the Investors undertake to provide all such information and materials and to take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the registration statement. Sections 4(b) through 4(d) will apply only if the Company fails to register the Shares (on or prior to November 1, 1997) pursuant to this section 4(a) and the Investors still hold any Shares.


          (b) Piggyback Rights. Whenever the Company proposes or is requested or receives a demand to register the sale of any Shares under the Securities
Act and the registration form to be used may be used for the registration of the sale of the Shares, the Company shall give prompt written notice to the Investor of its intention to effect such a registration (a "Notification"), and, subject to section 4(c) below, will include in such registration all Shares with respect to which the Company has received a written request (a "Piggyback Request") for inclusion therein within fifteen days after the receipt by any Investor of the Notification (a "Piggyback Registration"). No Piggyback Request shall be made for fewer than 25,000 Shares. No Piggyback Request may be made later than two years from the date hereof and if not so made, the Investors shall have no right to a Piggyback Registration.


          (c) Priorities. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without a material adverse effect on the offering, the Company shall include in such registration (i) first, the Shares the Company proposes to sell on its own behalf (ii) second, the Shares of stock to be sold by other shareholders who have registration rights pursuant to agreements executed prior to the date hereof, pro rata among such other shareholders (if all of such shares may not be held) on the basis of the number of Shares owned by such other shareholders, (iii) third, the Shares to be sold by the Investor, and (iv) fourth, any other Shares requested to be included in such registration. If a Piggyback Registration is an underwritten secondary registration on behalf of shareholders other than the Company, and the managing underwriter advises the Company in writing that in its opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without a material adverse effect on the offering, the Company shall include in such registration (i) first, the Shares requested to be included therein by the holders requesting such registration, (ii) second, the Shares of other stockholders who have registration rights pursuant to agreements executed prior to the date hereof, pro rata among such other shareholders (if all of such Shares may not be sold) on the basis of the number of shares owned by such other shareholders, (iii) third, the Shares to be sold by the Investors, and (iv) fourth, the other Shares requested to be included in such registration.


          (d) Undertakings. Any Piggyback Request shall express the Investors' present intent to offer the Shares to be included in the registration statement for distribution and contain an undertaking to provide all such information and materials and to take all such actions as may be required in order to permit the Company to comply with all applicable

                             Page 17 of 19 Pages
requirements of the SEC and to obtain acceleration of the effective date of the registration statement.


           (e) Compliance. As long as any Investor owns Shares issued under this Agreement, the Company agrees to file all reports required to be filed by it under the Securities Exchange Act of 1934 and to use its best efforts to comply with the public information provisions of Rule 144 promulgated thereun-der. In addition, the Company will register the Shares issued under this Agreement or NASDAQ upon the Effective Date.


     V.   Investors' Options.  If the registration statement described in section 4(a) is not declared effective by the SEC on or prior to November 1, 1997, each Investor shall have the option, exercisable prior to December 1, 1997, to put the Shares held by it back to the Company in exchange for a promissory note identical in all material respects to such Investor's Note described in Recital A of this Agreement.


     VI. Costs and Expenses. Subject to this section 6, below, the entire cost and expense of the registration pursuant to section 4 shall be borne by the Company. The costs and expenses of such registration shall include, without limitation, the fees and expenses of the Company's counsel and its independent accountants and all other out-of-pocket costs and expenses of the Company incident to the preparation and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the prospectus contained therein; provided, however, that under no circumstances shall the Company be liable or responsible for printing expenses, expenses of distributing prospectuses and related documents, the fees and expenses of counsel and accountants of the Investors or underwriting discounts and commissions payable in connection with any sale of the Shares.


     VII. Miscellaneous. Any change or amendment to this Agreement must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced. This Agreement contains the entire agreement among the parties hereto, with respect to the transactions contemplated herein. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


                                MURDOCK COMMUNICATIONS CORPORATION


                                By /s/ David Schultz
                                   ----------------------------------------
                                   Its Chief Financial Officer
                                   ----------------------------------------

                                BERTHEL FISHER & COMPANY LEASING, INC.


                                By /s/  Thomas J. Berthel
                                   ----------------------------------------
                                   Its President
                                   ----------------------------------------

                                BERTHEL FISHER & COMPANY


                                By /s/  Thomas J. Berthel
                                   ----------------------------------------
                                   Its President
                                   ----------------------------------------

                                T. J. BERTHEL INVESTMENTS, L.P.

                                By /s/  Thomas J. Berthel
                                   ----------------------------------------
                                   Its President of General Partner
                                   ----------------------------------------



                             Page 18 of 19 Pages

                                  EXHIBIT A



             Investor                          Allocation


     Berthel Fisher & Company
     Leasing, Inc.                           215,626 Shares


     T. J. Berthel Investments, L.P.         125,000 Shares


     Berthel Fisher & Company                125,000 Shares



                             Page 19 of 19 Pages